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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 15, 2002
SPECTRIAN CORPORATION (Exact Name of the Registrant as Specified in Its Charter)
Delaware (State or Other Jurisdiction of Incorporation)
0-24360 (Commission File Number)	77-0023003 (I.R.S. Employer Identification No.)
350 West Java Drive, Sunnyvale, California (Address of Principal Executive Offices)	94089 (Zip Code)
(408) 745-5400 (Registrant's Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

        In connection with Spectrian Corporation's (the "Company") completion of the sale of its UltraRF division to Cree, Inc. ("Cree"), the Company and Cree entered into a Purchase and Supply Agreement, dated as of December 29, 2000, as amended (the "Purchase and Supply Agreement"). Pursuant to the Purchase and Supply Agreement, the Company committed to purchase and accept delivery from Cree of $54.8 million of semiconductors over a 30 month period starting January 2001. As of September 29, 2002, the Company's remaining purchase commitment was $11.3 million.

        On November 15, 2002, the Company, Cree and Cree Microwave, Inc. ("Cree Microwave"), a wholly owned subsidiary of Cree and formerly known as UltraRF, Inc. and, prior to that, as Zoltar Acquisition, Inc., entered into a Settlement Agreement and Release (the "Settlement Agreement") pursuant to which the parties agreed to terminate the Purchase and Supply Agreement and to release each other from obligations under the Purchase and Supply Agreement. Cree and Cree Microwave also agreed to release the Company from all claims arising from or related to the representations and warranties made by the Company in the Asset Purchase Agreement dated November 20, 2000 by and among the Company, Cree and Zoltar Acquisition, Inc., except for claims related to the Company's environmental and tax representations and warranties. As consideration, the Company agreed to pay Cree $5.0 million by November 20, 2002.

        In addition, the Company and Cree Microwave entered into a Volume Purchase Agreement which will govern the terms and conditions of the Company's future product purchases from Cree. Pursuant to the Volume Purchase Agreement, the Company shall only be required to purchase a minimum of $125,000 of Cree products between October 1, 2002 and March 30, 2003.

        The Company does not expect to incur any additional charge related to the Purchase and Supply Agreement and the Settlement Agreement. In addition, upon consummation of the settlement, the Company expects to recognize the remaining approximately $11 million of deferred gain relating to the Cree transaction.

        A copy of the Settlement Agreement is attached hereto as Exhibit 10.61. Exhibit 10.61 is incorporated by reference in this Item 5 and the foregoing description is qualified in its entirety by reference to such Exhibit.

Item 7. Financial Statements and Exhibits.

  (c)
  Exhibits
Exhibit Number	Description
10.61	Settlement Agreement and Release, dated November 15, 2002, between the Company and Cree, Inc. and Cree Microwave, Inc. (formerly known as UltraRF, Inc. and, prior to that, as Zoltar Acquisition, Inc.), a wholly owned subsidiary of Cree, Inc.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 19, 2002

SPECTRIAN CORPORATION
By:	/s/ THOMAS H. WAECHTER Thomas H. Waechter President and Chief Executive Officer
By:	/s/ MICHAEL D. ANGEL Michael D. Angel Executive Vice President, Finance and Administration, Chief Financial Officer and Secretary

SPECTRIAN CORPORATION

FORM 8-K

INDEX TO EXHIBITS

Exhibit Number	Description
10.61	Settlement Agreement and Release, dated November 15, 2002, between the Company and Cree, Inc. and Cree Microwave, Inc. (formerly known as UltraRF, Inc. and, prior to that, as Zoltar Acquisition, Inc.), a wholly owned subsidiary of Cree, Inc.

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  Item 5. Other Events.
  Item 7. Financial Statements and Exhibits.
SIGNATURES
INDEX TO EXHIBITS